Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Longeveron Inc.

Miami, Florida

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (Nos. 333-252234 and 333-261667), and Form S-8 (No. 333-253141) of Longeveron Inc. (the “Company”) of our report dated March 11, 2022, relating to the financial statements of the Company, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ MSL, P.A.

Orlando, Florida

March 11, 2022